Filed Pursuant to Rule 424(b)(5)

Registration No. 333-293519

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated March 27, 2026)

Up to $9,800,000 Class A Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”), dated August 3, 2026, with Chaince Securities, LLC (“Chaince” or the “Sales Agent”) relating to the offer and sale of our Class A ordinary shares, par value $0.000016666667 per share (“Class A Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Class A Ordinary Shares, from time to time through or to the Sales Agent, acting as a sales agent or principal, having an aggregate offering price of up to $9,800,000.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from each sale of our Class A Ordinary Shares through it pursuant to the Sales Agreement, plus a per share fee of US$0.02 per Class A Ordinary Share sold to cover execution and clearing costs. See “Plan of Distribution” beginning on page S-20 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of the Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

As of the date of this prospectus supplement, the authorized share capital of the Company is US$50,000 divided into 2,991,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares of US$0.000016666667 par value each (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights as set forth in our amended and restated memorandum and articles of association currently in effect. Each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to thirty (30) votes per one Class B Ordinary Share on all matters decided by poll at any general meeting. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis. As of the date of this prospectus supplement, we have 55,322,249 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding, respectively.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZJK.” On July 31, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was US$1.55 per share.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of August 3, 2026, was approximately $29,459,679.60, which was calculated based on 11,330,646 Class A Ordinary Shares held by non-affiliates and the price of $2.60 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on June 10, 2026, a date within 60 days of the date of this prospectus supplement. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3. After the date of this prospectus supplement, we will not sell in primary offerings under General Instruction I.B.5 of Form F-3 securities having an aggregate market value, when added to the aggregate market value of securities sold by us in primary offerings under General Instruction I.B.5 of Form F-3 during the 12 calendar months immediately prior to and including the date of sale, of more than one-third of our public float so long as our public float remains below $75 million. If our public float increases such that we may sell additional amounts under the Sales Agreement and the registration statement of which this prospectus supplement and the accompanying prospectus form a part, we will file a prospectus supplement prior to making additional sales to the extent required by applicable law.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement, page 7 of the accompanying prospectus, and the risk factors set forth in our most recent annual report on Form 20-F (the “2025 Annual Report”) and in other reports incorporated herein by reference.

ZJK Industrial Co., Ltd., which we refer to as “Zhongjinke,” the “Company” or the “Cayman Islands holding company,” is a Cayman Islands exempted company with limited liability that operates as a holding company with no material operations of its own, and conducts substantially all of its operations through Shenzhen Zhongjinke Hardware Products Co., Ltd, which we refer to as “Zhongjinke Shenzhen,” Zhongke Precision Components (Guangdong) Co., Ltd., which we refer to as “Zhongke Components,” ZJK Precision Components Vietnam Co., Ltd., which we refer to as “Precision Vietnam,” and our other subsidiaries. Zhongjinke Shenzhen holds 100% of the shares of ZJK Precision Parts HK Limited, which we refer to as “Precision HK,” 100% of the shares of Zhongke Components, 100% of the shares of Zhongjinke Precision Parts (Sichuan) Co., Ltd., which we refer to as “Zhongjinke Sichuan,” 100% of the shares of Inter Precision Components (Longyan) Co., Ltd., which we refer to as “Inter Precision,” 60% of the shares of Shenzhen Zhongte Fluid Technology Co., Ltd., which we refer to as “Zhongte Fluid,” 51% of the shares of Nanjing Zhongjinke Hardware Products Co., Ltd., which we refer to as “Zhongjinke Nanjing,” and 49% of PSM-ZJK Fasteners (Shenzhen) Co., Ltd, which we refer to as “PSM-ZJK.” We will refer to Zhongjinke Shenzhen, Zhongke Components, Zhongjinke Sichuan, Inter Precision, Zhongte Fluid and Zhongjinke Nanjing collectively as the “PRC Operating Subsidiaries,” and the PRC Operating Subsidiaries and PSM-ZJK collectively as the “PRC Operating Entities.” Precision HK holds 93% of the shares in Precision Vietnam. We will refer to the PRC Operating Subsidiaries and Precision Vietnam collectively as the “Operating Subsidiaries”; and the PRC Operating Entities and Precision Vietnam collectively as the “Operating Entities.” The securities offered in this prospectus supplement are shares of Zhongjinke, our Cayman Islands holding company, instead of securities of our Operating Entities. Investors in our securities should be aware that they may never directly hold equity interests in our Operating Subsidiaries or Operating Entities.

We indirectly hold equity interests in our PRC Entities through our BVI subsidiary, ZJK Enterprises Group (BVI) Company Limited, which we refer to as “Zhongjinke BVI” or “BVI subsidiary.” Zhongjinke BVI holds 100% of the shares of our Hong Kong subsidiary, ZJK Industrial Group HongKong Limited, which we refer to as “Zhongjinke HK” or “Hong Kong subsidiary.” Zhongjinke HK holds 100% of Zhongke Chuangwei (Shenzhen) International Holdings Limited and Galaxy Exploration Investment Holding Limited, which we refer to as “Zhongjinke WFOE” and “Galaxy Exploration,” respectively. Zhongjinke WFOE and Galaxy Exploration hold 99.225% and 0.775% of the shares of Zhongjinke Shenzhen, respectively. We refer to Zhongjinke WFOE and the PRC Operating Subsidiaries collectively as “PRC Subsidiaries,” and Zhongjinke WFOE and the PRC Operating Entities collectively as “PRC Entities.”

Our PRC Entities were organized in the PRC and governed by the PRC laws. We do not have a variable interest entity (“VIE”) structure.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and supporting guidance (collectively, the “Filing Rules on Overseas Listings”), which came into effect on March 31, 2023. The Filing Rules on Overseas Listings, among other things, stipulate that, after making relevant applications with overseas stock markets for initial public offerings or listings, all China-based companies shall file with the CSRC within three working days. Where a China-based company submits its application for initial public offering and listing overseas by secret or non-public means, it may submit explanations at the time of filing with the CSRC, apply to postpone the disclosure of the information, and shall report to the CSRC within three working days after the applications for offering and listing are submitted public overseas. After completing overseas offerings and listings, China-based companies shall report to the CSRC in accordance with the guidance. China-based companies applying for overseas offerings and listings after March 31, 2023 shall file with the CSRC within three working days after submitting the application for listing overseas. Furthermore, on February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection Bureau and the National Archives Administration issued the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” (the “Archives Rules”), which also came into effect on March 31, 2023. As is consistent with the Filing Rules on Overseas Listings, the Archives Rules expand their application to cover indirect overseas offering and listing, stipulating that a domestic company which plans to publicly disclose any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. We are required to file with the CSRC within 3 working days after this offering. If we fail to comply with the filing procedures stipulated in the Filing Rules on Overseas Listings after our future follow on offerings, the CSRC may order us to rectify the violation, issue a warning, and impose a fine ranging from RMB1 million to RMB10 million.

This is an offering of securities of the offshore Cayman Islands holding company, Zhongjinke, which indirectly holds equity interest in our Operating Entities. Investors in the securities are not purchasing, and may never directly hold, securities of our Operating Entities that have substantive business operations. Investing in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Neither Zhongjinke nor any of its subsidiaries has cash management policies which dictate the purpose, amount and procedure of cash transfers between the entities. Each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities. As a holding company, we may rely on transfer of funds, dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements.

As of the date of this prospectus supplement, there have been no cash flow transactions between the Company and its subsidiaries. In the future, cash proceeds from overseas financing activities, including this offering, will be transferred by Zhongjinke to its subsidiaries via capital contribution or shareholder loans, as the case may be.

We may retain all or a portion of the cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, outside of the PRC. To the extent that we transfer any such proceeds to our PRC Entities, such transfers may be made through capital contributions and/or shareholder loans, as the case may be. Any transfer of funds by us to our PRC Entities, either as a shareholder loan or as an increase in registered capital, is subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC Entities are required to be registered with the State Administration of Foreign Exchange in China (the “SAFE”) or its local branches and must satisfy relevant requirements, and our PRC Entities may not procure loans that exceed the applicable statutory limits. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC Entities are subject to registration with the State Administration for Market Regulation (“SAMR”) or its local branches, report submission to the Ministry of Commerce of China (the “MOFCOM”) or its local branches and registration with a local bank authorized by SAFE. Please see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in the 2025 Annual Report. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

As of the date of this prospectus supplement, PSM-ZJK has made dividends or distributions of US$2,319,218 to Zhongjinke Shenzhen in 2024 and US$1,863,561 in 2023. We intend to keep any future earnings to re-invest in and finance the expansion of the business of our PRC Subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future to the U.S. investors immediately following the consummation of this offering. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium account or a combination of both, provided that in no circumstances may a dividend be paid if, following the date on which the dividend is proposed to be paid, the company would be unable to pay its debts as they fall due in the ordinary course of business.

In order for us to pay dividends to our shareholders, as a holding company, unless we receive proceeds from future offerings, we will be dependent on receipt of funds from our BVI subsidiary, which will be dependent on receipt of dividends from our Hong Kong subsidiary, which will be dependent on receipt of payments from Zhongjinke WFOE and Galaxy Exploration, which will be dependent on receipt of payments from the PRC Operating Entities. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, except as otherwise approved by competent PRC government authorities to be used to make overseas investment or lend to overseas affiliates, due to the compliance requirement by PRC governments which may limit our ability to transfer funds abroad, pay dividends or make distribution. The PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Furthermore, if our PRC Entities incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments and our cash and financing requirement may not be fully satisfied.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by companies in mainland China to enterprises outside of mainland China unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises outside of mainland China are tax resident. Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus supplement, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. Based on our understanding of the BVI laws and regulations, as of the date of this prospectus supplement, there is no restriction on the transfer of capital within, into and out of BVI.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm, HTL International, LLC (“HTL”), is headquartered at 12 Greenway Plaza Suite 1100, Houston, TX 77046, and is subject to inspection by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB announced that it secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the 2021 Determination Report to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong and has indicated that it will act immediately to consider the need to issue new determinations under the HFCAA if needed. Although we believe that the HFCAA and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the HFCAA or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our operations in mainland China.

We are a Cayman Islands exempted company and conduct substantially all of our operations in China through our Operating Entities, and all of the assets of our Operating Entities are located in China. In addition, all of our other directors and officers are nationals or residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us in China, Hong Kong, or other foreign jurisdictions, and the ability of U.S. authorities to bring actions in foreign jurisdictions may also be limited” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

We are a “controlled company” as defined under the Nasdaq Stock Market LLC (“Nasdaq”) Rules because our chairman and chief executive officer, Mr. Ning Ding, beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—We are a ‘foreign private issuer,’ and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Chaince Securities, LLC

The date of this prospectus supplement is August 3, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement or the accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

We filed with the SEC a registration statement on Form F-3 (File No. 333-293519) initially on February 17, 2026 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on March 27, 2026. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$300,000,000 of any combination, together or separately, of our Class A Ordinary Shares of US$0.000016666667 par value each (the “Class A Ordinary Shares), warrants, rights, and units, or any combination thereof as described in the accompanying prospectus. We sometimes refer to the Class A Ordinary Shares as the “securities” throughout this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $9,800,000 of our Class A Ordinary Shares through the Sales Agent. These sales, if any, will be made pursuant to the terms of the Sales Agreement entered into between us and the Sales Agent on August 3, 2026. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC, including the exhibits to the registration statement. For further information about us and the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“AHFCAA” refers to the Accelerating Holding Foreign Companies Accountable Act;

●	“CAC” refers to the Cyberspace Administration of China;

●	“China” or the “PRC” refers to the People’s Republic of China; “mainland China” refers to mainland of the People’s Republic of China, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of ZJK Industrial Co., Ltd., par value $0.000016666667 per share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of ZJK Industrial Co., Ltd., par value $0.000016666667 per share;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	Depending on the context, “we,” “us,” “our company,” “our” and “Zhongjinke” refers to ZJK Industrial Co., Ltd., a Cayman Islands exempted company incorporated with limited liability, and its subsidiaries, including ZJK Enterprises Group (BVI) Company Limited, ZJK Industrial Group HongKong Limited, Zhongke Chuangwei (Shenzhen) International Holdings Limited, Galaxy Exploration Investment Holding Limited, Shenzhen Zhongjinke Hardware Products Co., Ltd, Zhongke Precision Components (Guangdong) Co., Ltd., Nanjing Zhongjinke Hardware Products Co., Ltd., Zhongjinke Precision Parts (Sichuan) Co., Ltd., Shenzhen Zhongte Fluid Technology Co., Ltd., Inter Precision Components (Longyan) Co., Ltd. and PSM-ZJK Fasteners (Shenzhen) Co., Ltd., unless the context otherwise indicates;

●	“Galaxy Exploration” refers to Galaxy Exploration Investment Holding Limited, a company incorporated in the British Virgin Islands and wholly-owned by Zhongjinke HK;

●	“HFCA Act” refers to the Holding Foreign Companies Accountable Act;

●	“M&A Rules” refers to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of China;

●	“MOFCOM” refers to the Ministry of Commerce of China;

●	“Negative List” refers to the Special Administrative Measures for the Access of Foreign Investment (Negative List);

●	“NDRC” refers to the National Development and Reform Commission of China;

●	“NPC” refers to the National People’s Congress of China;

●	“Ordinary Shares” refers to our Class A Ordinary Shares and Class B Ordinary Shares;

●	“Precision HK” refers to ZJK Precision Parts HK Limited, a company incorporated in Hong Kong and wholly-owned by Zhongjinke Shenzhen;

●	“Precision Vietnam” refers to ZJK Precision Components Vietnam Co., Ltd., a company incorporated in Vietnam and wholly-owned by Precision HK;

●	“PSM-ZJK” refers to PSM-ZJK Fasteners (Shenzhen) Co., Ltd.;

●	“RMB,” “Renminbi” or “yuan” refers to the legal currency of China;

●	“SAFE” refers to State Administration of Foreign Exchange in China;

●	“SAFE Circular 19” refers to the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises;

●	“SAFE Circular 37” refers to the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles;

●	“SAIC” refers to State Administration for Industry and Commerce in China and currently known as State Administration for Market Regulation;

●	“SAT” refers to PRC State Taxation Administration;

●	“SAMR” refers to the former State of Administration of Industry and Commerce of China, which has been merged into the State Administration for Market Regulation;

●	“SCNPC” refers to the Standing Committee of the National People’s Congress of China;

●	“shares”, “Shares” or “Ordinary Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares.

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“Zhongjinke BVI” refers to ZJK Enterprises Group (BVI) Company Limited, a company incorporated in the British Virgin Islands and wholly-owned by Zhongjinke;

●	“Zhongke Components” refers to Zhongke Precision Components (Guangdong) Co., Ltd., a company incorporated in the PRC and wholly-owned by Zhongjinke Shenzhen;

●	“Zhongjinke HK” refers to ZJK Industrial Group HongKong Limited, a company incorporated in Hong Kong and wholly-owned by Zhongjinke BVI;

●	“Zhongjinke Nanjing” refers to Nanjing Zhongjinke Hardware Products Co., Ltd., a company incorporated in the PRC and 51% of the shares owned by Zhongjinke Shenzhen;

●	“Zhongjinke WFOE” refers to Zhongke Chuangwei (Shenzhen) International Holdings Limited, a company incorporated in the PRC and wholly-owned by Zhongjinke HK; and

●	“Zhongjinke Shenzhen” refers to Shenzhen Zhongjinke Hardware Products Co., Ltd, a company incorporated in the PRC, and 99.225% of the shares owned by Zhongjinke WFOE and 0.775% of the shares owned by Galaxy Exploration.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entirety of these documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-13 of this prospectus supplement and on page 7 of the accompanying prospectus as well as “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report.

Our Corporate Structure

ZJK Industrial Co., Ltd. (“Zhongjinke” or the “Company”) is a holding company incorporated in the Cayman Islands as an exempted company with limited liability on May 11, 2022. We have no material operations of our own and conduct substantially all of our operations through Zhongjinke Shenzhen, Zhongke Components and our other subsidiaries. Operating through our consolidated subsidiaries in the PRC, we are a high-tech enterprise specialized in manufacturing and sales of precision fasteners, structural parts and other precision metal parts products for new energy vehicles and intelligent electronic equipment. We mainly offer: (i) standard screws; (ii) precision screws and nuts; (iii) high-strength bolts and nuts; (iv) turning and Computer Numerical Control machining parts; (v) Surface Mounting Technology for miniature parts packaging; and (vi) technology services for research and development from our professional engineering team. Our headquarters are located in Shenzhen, China.

In October 2024, we completed our initial public offering and listed our ordinary shares on the Nasdaq Capital Market under the symbol “ZJK.” We raised approximately US$6.91 million in gross proceeds from the issuance of new shares from the initial public offering (“IPO”) and partial exercise of over-allotment option prior to deducting underwriting discounts, commissions and expenses.

At an extraordinary general meeting held on March 6, 2026, the shareholders of the Company approved the introduction of two classes of ordinary shares, designated as Class A and Class B. The Company’s Class A Ordinary Shares began trading on the Nasdaq Capital Market at the open of business on March 17, 2026, continuing under the ticker symbol “ZJK.” As a result of share capital reorganization, the Company’s authorized share capital now consists of US$50,000 divided into 2,991,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares, each with a par value of US$0.000016666667. The rights attached to the new share classes are materially identical to those previous ordinary shares save that: (i) holders of Class B Ordinary Shares are entitled to thirty (30) votes per share on all matters decided by poll at any general meeting, and (ii) Class B Ordinary Shares are convertible into Class A Ordinary Shares at the option of the holder thereof on a one-for-one basis.

The following diagram illustrates our corporate structure, including our principal subsidiaries, as of the date of this prospectus supplement.

Structure Chart

丁宁/Ding Ning （PRC）
黄凯/Huang Kai （PRC）
许朝勇 /XuChaoyong （PRC）
刘惠明/Liu Huiming （PRC）
丁凯/Ding Kai （PRC）
朱杰科/Zhu Jieke （RPC）
周东新/Zhou Dongxing （PRC）
100%
100%
100%
100%
54.97%
24.15%
20.88%
DNR Technology Co., Ltd. Registered in BVI
Vimisci Holding Limited Registered in BVI
NewmicroHoldingLimited Registered in BVI
Jinshan International Investment Co., Ltd. Registered in BVI
KKD Holding Limited Registered in BVI
Jinhe Capital Limited Registered in BVI
Chaince Securities LLC Registered in USA
Jming International Trade Company Limited(Hong Kong)
Other public shareholders
Equity Incentive shares
56.77%
14.14%
4.16%
4.16%
2.17%
3.25%
0.90%
3.62%
9.67%
1.16%
ZJK Industrial Co., Ltd. Registered in Cayman Islands
100 %
ZJK Enterprises Group (BVI) Company Limited Registered in British Virgin Islands
100%
ZJK Industrial Group HongKong Limited Registered in Hong Kong
100 %
100 %
中科创为（深圳）国际控股有限公司 ZhongkeChuangwei(Shenzhen)Intemational Holdings Limited Registered in the PRC
Galaxy Exploration Investment Holding Limited Registered in BVI
99.225%
0.775%
深圳市中金科五金制造有限公司 Shenzhen Zhongjinke Hardware Products Co.,Ltd Registered in the PRC
Ruomei Chen
20 %
Ruoding Chen
29 %
布尔顿精密部件（无锡）有限公司 BULTEN Fasteners (Wuxi) Co., Ltd. Registered in the PRC
深圳市创特科技有限公司 Shenzhen Chuangte Technology Co., Ltd. Registered in the PRC
51 %
40%
100 %
100 %
51 %
100%
100%
49 %
60%
中金科精密部件香港有限公司 ZJK Precision Parts HK Limited Registered in Hong Kong
中科精密部件（广东）有限公司 ZhongkePrecisionComponents(Guangdong)Co., Ltd Registered in the PRC
南京中金科五金制品有限公司 Nanjing Zhongjinke Hardware Products Co.Ltd Registered in the PRC
英特精密零部件（龙岩）有限公司 Inter Precision Components (Longyan) Co., Ltd. Registered in the PRC
中金科精密部件（四川）有限公司 Zhongjinke Precision Parts (Sichuan) Co., Ltd. Registered in the PRC
英莳中科精密部件（深圳）有限公司 PSM-ZJK Fasteners (Shenzhen) Co., Ltd Registered in the PRC
深圳市中特流体技术有限公司 Shenzhen Zhongte Fluid Technology Co., Ltd. Registered in the PRC
93 %
ZJK Vietnam Precision Components Company Limited ("Precision Vietnam") CÔNGTY TNHHLINHKIỆNCHÍNH XÁC ZJKVIỆTNAM Registered in Vietnam

Corporate Information

Our principal executive offices are located at No.8, Jingqiang Road, 138 Industrial Zone, Xiuxin Community, Kengzi Town, Pingshan New Area, Shenzhen, PRC. Our telephone number at this address is +86-0755-28341175. Our agent for service of process in the United States is Cogency Global Inc, located at 122 E 42nd St., 18th Floor, New York, NY 10168.

Business Overview

Operating through our consolidated subsidiaries in the PRC, we are a high-tech enterprise specialized in manufacturing and sale of precision fasteners, structural parts and other precision metal parts products for new energy vehicles and intelligent electronic equipment, such as mobile phones, smart watches, drones, and 5G communication base stations.

Our involvement in the precision metal parts manufacturing industry started since the establishment of Shenzhen Zhongjinke Hardware Products Co., Ltd in 2011. Our manufacturing technology and experience have been growing steadily in the past 15 years, and we have a professional team consisting of 542 employees as of the date of this annual report. We produced approximately 5.7 billion and 9.7 billion precision metal parts for the fiscal years ended December 31, 2024 and 2025, respectively. We have obtained 63 patents from China National Intellectual Property Administration. With a series of precise and highly-automated processing equipment and high-precision testing instruments, including automatic high-speed cold heading machine, high-speed rolling machine, metal turning lathe, computer numerical-control lathe, high-speed precise punching machine and optical screening machine, we have control over processing quality, accuracy and yield rate. We have adopted ISO 9001:2015 quality management system, ISO 14001:2015 environmental management system, IATF 16949:2016 automobile quality management system and ISO 45001:2018 occupational health management system accredited by the International Organization for Standardization.

Due to our technology, product quality and ability to develop new products, we became a supplier for some well-known enterprises and their original equipment manufacturers (“OEMs”) in industries of consumer electronics, new energy vehicles and other fields. To customize the products to the needs of the customers, we connect with our customers from the very beginning, including the research and development (“R&D”) process, and cooperate with customers to design the overall product plans. In recent years, the Company has continuously paid efforts to expand our R&D team and increase our R&D expenses, to improve our technology used in the manufacturing process and product design.

We use a direct sales model and the sales department is responsible for customer contact, product sales, after-sales services and customer maintenance. We have both China-based and overseas sales teams in North America, and we expanded our business in North America through entering into sales representative contracts with 7 sales representative teams who will sell and promote our products in North America. In addition, the Company has established a factory in Vietnam in April 2024 and has entered into a strategic cooperation framework agreement with Chaince Digital Holdings Inc. in November 2025, pursuant to which, the Company will jointly establish a Delaware-based joint venture to serve as the operating entity for a planned precision components R&D and manufacturing Gigafactory in the United States. This Gigafactory will serve the AI, semiconductor, electronics, automotive and other industries. This initiative aims to strengthen the U.S. high-end manufacturing ecosystem and further support our “Made in America, Increasing Market Share in America” strategy.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully below and under “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

Risks Related to this Offering

Risks and uncertainties related to this offering include, but are not limited to, the following:

●	The market for our Class A Ordinary Shares may not provide investors with adequate liquidity.

●	It is not possible to predict the actual number of Class A Ordinary Shares that we will sell under the Sales Agreement or the gross proceeds resulting from those sales.

●	We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

●	You may experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

●	The Class A Ordinary Shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

●	The availability of our at-the-market offering program is subject to us maintaining an effective registration statement and complying with applicable prospectus delivery requirements.
●	Sales of our Class A Ordinary Shares in this offering, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to fall.

●	As a “baby shelf” issuer under General Instruction I.B.5 of Form F-3, our ability to issue securities in primary offerings is limited while our public float remains below $75 million.

●	There may be future dilution of our Class A Ordinary Shares, which could adversely affect the market price of our ordinary shares.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We operate in a competitive industry. If we are unable to compete successfully, we may lose market share to our competitors.

●	Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

●	We may incur material losses and costs as a result of product liability, recall and warranty claims brought against us.

●	If we fail to protect our intellectual property rights, it could harm our business and competitive position.

●	Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Risks Related to Doing Business in China

Our PRC Operating Entities are based in mainland China and the majority of our operations are conducted in China by our PRC Operating Entities, so we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	PRC laws and regulations governing our current business operations may be revised from time to time with respect to the PRC legal system, such revision or changes in laws and regulations in China could have a material adverse effect on us.

●	Changes in China’s economic, political or social conditions or government policies, which could occur quickly, could have a material adverse effect on our business and operations.

●	The transfer of funds, dividends and other distributions between us and our entities is subject to restriction.

●	To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong.

●	We must remit the offering proceeds to our PRC Operating Entities before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us in China, Hong Kong or other foreign jurisdictions, and the ability of U.S. authorities to bring actions in foreign jurisdictions may also be limited.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC Operating Entities to liability or penalties, limit our ability to inject capital into our PRC Entities, limit our PRC Entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

Risks Related to Doing Business in Vietnam

Precision Vietnam is based in Vietnam, so we face risks and uncertainties related to doing business in Vietnam in general, including, but not limited to, the following:

●	The economy in Vietnam may be subject to periods of high inflation which could materially and adversely affect our business, financial operation and results of operations and growth prospects.

●	Changes in the economic, political and legal environment of Vietnam, and Vietnam’s less developed legal system, may adversely affect our business, financial condition and results of operations.

Risks Related to Our Class A Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties related to our Class A Ordinary Shares, including, but not limited to, the following:

●	Our dual class structure may be dilutive to the voting power of Class A Ordinary Shareholders.

●	Concentration of voting power allows certain shareholders to exert significant control and prevent actions favored by other shareholders.

●	The market price for the Class A Ordinary Shares may be volatile. The trading prices of the Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Permissions Required from PRC Authorities

The PRC government initiated a series of regulatory actions and statements to regulate activities in the overseas securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which have come into effect on March 31, 2023. The Overseas Listing Trial Measures will regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. Domestic companies may also be required to file with the CSRC within 3 working days after any of our future issuance of securities on Nasdaq Capital Market including follow-on offerings, issuance of convertible bonds, depositary receipts, or other securities with equity characteristics. On February 24, 2023, CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Provisions on Confidentiality and Archives Administration, which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. For details, see “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in the 2025 Annual Report, which is incorporated by reference into this prospectus.

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. As confirmed by our PRC counsel, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) became effective on February 15, 2022, considering that (i) we currently do not have personal information of more than one million people and do not anticipate that we will be collecting over one million people’s personal information in the foreseeable future, (ii) we have not been identified as a “critical information infrastructure operator” by any government authorities, and (iii) we have not received any notification of cybersecurity review from relevant governmental authorities due to our impact or potential impact on national security. For more detailed information, see “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — In light of recent events indicating greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on the Nasdaq Capital Market, financial condition, results of operations, and future offerings” in the 2025 Annual Report, which is incorporated by reference into this prospectus supplement.

The Holding Foreign Companies Accountable Act

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm, HTL International, LLC (“HTL”), is headquartered at 12 Greenway Plaza Suite 1100 Houston, TX 77046, and is subject to inspection by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB announced that it secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the 2021 Determination Report to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. For details, see “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — The newly enacted “HFCAA” and “AHFCAA” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the PCAOB to inspect the auditing firm, our Ordinary Shares may be subject to delisting” in the 2024 Annual Report, which is incorporated by reference into this prospectus supplement.

THE OFFERING

Class A Ordinary Shares offered by us	Class A Ordinary Shares having an aggregate offering price of up to $9,800,000.

Class A Ordinary Shares and Class B Ordinary Shares outstanding prior to this offering	55,322,249 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding as of August 3, 2026.

Class A Ordinary Shares to be outstanding after this offering, assuming an offering price of $1.55 per share	No shares have been sold pursuant to the Sales Agreement as of the date hereof. The actual number of Class A Ordinary Shares outstanding after this offering will vary depending on the number of Class A Ordinary Shares sold and issued and the sales price of such shares. Up to 61,644,830 Class A Ordinary Shares will be outstanding after this offering, based on 55,322,249 Class A Ordinary Shares outstanding as of August 3, 2026 and the sale of 6,322,581 Class A Ordinary Shares in this offering at an assumed offering price of $1.55 per share, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on July 31, 2026. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

Manner of offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time on Nasdaq, the existing trading market for our Class A Ordinary Shares, through or to the Sales Agent, as sales agent or principal. See the section titled “Plan of Distribution” on page S-20 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, operating expenses, capital expenditures, potential acquisitions, business development activities and other strategic initiatives in line with the Company’s growth plans. See “Use of Proceeds.”

Risk factors	Investing in our Class A Ordinary Shares involves significant risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement, page 7 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our Class A Ordinary Shares.

Transfer Agent	VStock Transfer, LLC

Nasdaq symbol	“ZJK”

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus supplement by reference, together with any other information appearing or incorporated by reference in this prospectus supplement and in the accompanying prospectus, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The trading price of our Class A Ordinary Shares could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Note Regarding Forward-Looking Statements” above.

Risks Related to this Offering

The market for our Class A Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of our Class A Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Class A Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in us will maintain a trading market in our Class A Ordinary Shares, or how liquid that market will be. If an active market is not maintained, you may have difficulty selling Class A Ordinary Shares that you hold.

It is not possible to predict the actual number of Class A Ordinary Shares that we will sell under the Sales Agreement or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time, subject to certain exceptions provided for in the Sales Agreement, throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the Class A Ordinary Shares during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our Class A Ordinary Shares during the sales period. Actual gross proceeds may be less than $9,800,000. Because the price per Class A Ordinary Share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of Class A Ordinary Shares that will be sold or the actual gross proceeds to be raised in connection with those sales.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, operating expenses, capital expenditures, potential acquisitions, business development activities and other strategic initiatives in line with the Company’s growth plans. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience immediate and substantial dilution in the net tangible book value per share of the Class A Ordinary Shares you purchase in the offering. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

The offering price per share in this offering may exceed the as adjusted pro forma net tangible book value per share of our Class A Ordinary Shares outstanding as of December 31, 2025. Assuming that we sell an aggregate of 6,322,581 Class A Ordinary Shares at a price of $1.55 per share, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market on July 31, 2026, for aggregate gross proceeds of approximately $9,800,000, and before deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.79 per share, representing the difference between the assumed public offering price per Class A Ordinary Share and our as adjusted pro forma net tangible book value per share as of December 31, 2025 (retroactively adjusted to reflect the share capital reorganization effective March 6, 2026). See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering. In addition, to the extent we need to raise additional capital in the future and we issue additional Class A Ordinary Shares or securities convertible or exchangeable for our Class A Ordinary Shares, our then existing shareholders may experience dilution and the new securities may have rights senior to those of our Class A Ordinary Shares offered in this offering.

The Class A Ordinary Shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering, and there is no minimum or maximum sales price. Investors may experience a decline in the value of the Class A Ordinary Shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Sales of our Class A Ordinary Shares in this offering, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to fall.

We may issue and sell our Class A Ordinary Shares for aggregate gross proceeds of up to $9,800,000 from time to time in connection with this offering. The issuance and sale from time to time of these new Class A Ordinary Shares, or our ability to issue these new Class A Ordinary Shares in this offering, could have the effect of depressing the market price of our Class A Ordinary Shares.

A substantial number of our Class A Ordinary Shares may be sold in this offering and we may sell or issue additional Class A Ordinary Shares in the future, which could cause the price of our Class A Ordinary Shares to decline.

We are not restricted from issuing additional Class A Ordinary Shares from time to time. Class A Ordinary Shares to be issued in future equity offerings could cause the market price of our Class A Ordinary Shares to decline and could have an adverse effect on our earnings per share. In addition, future sales of our Class A Ordinary Shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our Class A Ordinary Shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.

The market price of our Class A Ordinary Shares could decline due to sales, or the announcements of proposed sales, of a large number of Class A Ordinary Shares in the market, including sales of Class A Ordinary Shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our Class A Ordinary Shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of Class A Ordinary Shares or other equity-related securities would have on the market price of our Class A Ordinary Shares.

Our board of directors is authorized to, among other things, issue additional Class A Ordinary Shares or securities convertible or exchangeable into Class A Ordinary Shares, without shareholder approval. We may issue such additional Class A Ordinary Shares or convertible securities to raise additional capital. The issuance of any additional Class A Ordinary Shares or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted share units, stock appreciation rights, options or warrants to purchase our Class A Ordinary Shares in the future and those stock appreciation rights, options or warrants are exercised, or as the restricted share units settle, our shareholders may experience further dilution. Holders of our Class A Ordinary Shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares or equivalent securities and, therefore, such sales or offerings could result in increased dilution to our shareholders. See the section titled “Dilution” below.

Because sales under the at-the-market offering program may be made at prices reflecting the trading price at the time of sale, such sales, if any, could depress the market price of our Class A Ordinary Shares and may result in dilution to existing shareholders.

Because sales under the at-the-market offering program may be made at prices reflecting the trading price at the time of sale, such sales, if any, could depress the market price of our Class A Ordinary Shares and may result in dilution to existing shareholders, including if we sell Class A Ordinary Shares at prices below recent trading prices or book value.

The availability of our at-the-market offering program is subject to us maintaining an effective registration statement and complying with applicable prospectus delivery requirements.

If we are unable to maintain the effectiveness of the registration statement of which this prospectus supplement and the accompanying prospectus form a part or comply with applicable prospectus delivery requirements, we will be unable to access the program, which could materially and adversely affect our liquidity and capital raising plans.

As a “baby shelf” issuer under General Instruction I.B.5 of Form F-3, our ability to issue securities in primary offerings is limited to one-third of our public float over any 12-month period while our public float remains below$75 million.

These constraints may limit the proceeds we can raise at any given time and could require us to suspend or reduce sales under the at-the-market offering program.

USE OF PROCEEDS

We may issue and sell our Class A Ordinary Shares having aggregate gross sales proceeds of up to $9,800,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We will retain broad discretion over the use of the net proceeds from the sale of the Class A Ordinary Shares offered hereby. We currently intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, operating expenses, capital expenditures, potential acquisitions, business development activities and other strategic initiatives in line with the Company’s growth plans. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of our Class A Ordinary Shares. Pending our use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

DIVIDEND POLICY

We have no plan to declare or pay any dividends in the near future on our Class A Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, subject to the provisions in our articles of association, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. We have not received and do not have any present plan to receive dividends paid by our subsidiaries, but we have discretion as to whether such dividends are paid, subject to applicable statutory and contractual restrictions.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025, on an actual basis and as adjusted to give effect to the sale of Class A Ordinary Shares in this offering at an assumed offering price of $1.55 per share, for aggregate gross proceeds of approximately $9,800,000, before deducting commissions and estimated offering expenses payable by us. You should read this information in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the detailed description of our share capital changes and consolidations provided herein.

	December 31, 2025
	Actual	As adjusted for Offering
	$	$
Debt:
Short-term banking borrowings	—	—
Other long-term debts, current	—	—
Other long-term debts, non-current	—	—
Total Debt	—	—
Shareholders’ Equity:
Class A Ordinary Shares, US$0.000016666667 par value, 2,991,000,000 Class A Ordinary Shares authorized, 54,822,249 Class A Ordinary Shares issued and outstanding, actual, and 61,144,830 Class A Ordinary Shares issued and outstanding, as adjusted;	913	1,018
Class B Ordinary Shares, US$0.000016666667 par value, 9,000,000 Class B Ordinary Shares authorized, 9,000,000 Class B Ordinary Shares issued and outstanding, actual, and 9,000,000 Class B Ordinary Shares issued and outstanding, as adjusted;	150	150
Additional paid-in capital	8,977,814	18,777,709
Statutory surplus reserves	2,662,115	2,662,115
Retained earnings	32,132,905	32,132,905
Accumulated other comprehensive income	(304,868)	(304,868)
Total ZJK Industrial Co., Ltd. shareholders’ equity	43,469,029	53,269,029
Non-controlling interests	125,199	125,199
Total shareholders’ equity	43,594,228	53,394,228
Total Capitalization	43,594,228	53,394,228

DILUTION

If you invest in the Class A Ordinary Shares being offered in this offering, you may experience dilution to the extent of the difference between the assumed public offering price per Class A Ordinary Share and our as adjusted pro forma net tangible book value per ordinary share immediately after this offering. Such dilution results from the fact that the public offering price per Class A Ordinary Share may be substantially higher than the as adjusted pro forma net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a vote of all shareholders, on a poll, each holder of Class A Ordinary Shares is entitled to one vote per Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 30 votes per Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder thereof on a one-for-one basis. No Class B Ordinary Shares are being or will be converted as part of this offering.

Our net tangible book value as of December 31, 2025, was $43,371,596 or $0.68 per ordinary share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. The information above is based on an aggregate of 54,822,249 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding as of December 31, 2025, all figures retroactively adjusted to reflect the share capital reorganization of the Company effective from March 6, 2026. Dilution is determined by subtracting the net tangible book value per Class A Ordinary Share from the public offering price per Class A Ordinary Share and before deducting the estimated offering expenses payable by us.

After giving effect to the sale of our Class A Ordinary Shares in this offering, at an assumed offering price of $1.55 per share, the last reported sale price of our Class A Ordinary Shares on Nasdaq on July 31, 2026, and before deducting commissions and estimated offering expenses payable by us, our as adjusted pro forma net tangible book value as of December 31, 2025 would have been $53,171,596 or $0.76 per ordinary share. This represents an immediate increase in the net tangible book value of $0.08 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of approximately $0.79 per ordinary share to new investors. The following table illustrates per share dilution:

Assumed public offering price per Class A Ordinary Share	$1.55
Net tangible book value per ordinary share as of December 31, 2025	$0.68
Increase in net tangible book value per ordinary share, after giving effect to this offering	$0.08
As adjusted pro forma net tangible book value per ordinary share as of December 31, 2025, after giving effect to this offering	$0.76
Dilution per share to new investors purchasing shares in this offering	$0.79

The information above is based on an aggregate of 54,822,249 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares issued and outstanding as of December 31, 2025, all figures retroactively adjusted to reflect the share capital reorganization of the Company effective from March 6, 2026.

The table above assumes for illustrative purposes that an aggregate of 6,322,581 Class A Ordinary Shares are sold at a price of $1.55 per share, the last reported sale price of our Class A Ordinary Shares on Nasdaq on July 31, 2026, for aggregate gross proceeds of approximately $9,800,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.55 per share shown in the table above, assuming all of our Class A Ordinary Shares in the aggregate amount of $9,800,000 is sold at that price, would increase our as adjusted pro forma net tangible book value per share after the offering to $0.79 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.76 per share, before deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.55 per share shown in the table above, assuming all of our Class A Ordinary Shares in the aggregate amount of $9,800,000 is sold at that price, would decrease our adjusted net tangible book value per share after the offering to $0.65 per share and would result in accretion in net tangible book value per share to new investors in this offering to $0.10 per share, after deducting estimated offering expenses and commissions payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised, or we issue other shares, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Chaince Securities, LLC (“Chaince”) under which we may offer and sell our Class A Ordinary Shares from time to time, in amounts we instruct, through or to Chaince, acting as our sales agent or principal. Sales, if any, will be made in transactions deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, to or through a market maker, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices, or by any other method permitted by law. If we and Chaince agree to a method of distribution other than sales on or through an existing U.S. trading market at market prices, we will file an additional prospectus supplement as required by Rule 424(b).

Each time we wish to sell Class A Ordinary Shares under the Sales Agreement, we will deliver a placement notice that sets the parameters for sales, including the number of shares, the time period for sales, any daily limits, and any minimum price. Upon our instructions and subject to the terms of the Sales Agreement, Chaince will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and Nasdaq rules, to sell our Class A Ordinary Shares. We or Chaince may suspend sales at any time upon notice.

Chaince will provide written confirmation to us no later than the opening of the trading day immediately following each trading day on which sales are made through it as our sales agent, setting forth the number of shares sold on such day, the volume-weighted average price of the shares sold, and the net proceeds to us. We will report at least quarterly the number of shares sold under the Sales Agreement and the net proceeds to us.

Unless we and Chaince agree otherwise, settlement will occur on the first trading day following each date on which sales are made (each, a “Settlement Date”). On or before each Settlement Date, we will (or will cause our transfer agent to) deliver the shares electronically through The Depository Trust Company’s Deposit/Withdrawal at Custodian (DWAC) system, or by such other means as we and Chaince may agree, and Chaince will deliver to us the related net proceeds in same-day funds.

We will pay Chaince a commission of up to 3.0% of the gross sales price of the shares sold through it as our sales agent, plus a per share fee of US$0.02 per Class A Ordinary Share sold to cover execution and clearing costs. We have also agreed to reimburse Chaince for certain expenses in connection with the Sales Agreement, including the reasonable and documented out-of-pocket fees and disbursements of counsel to Chaince in amounts (x) not to exceed $100,000 in connection with the negotiation, execution and initial implementation of the Sales Agreement and the transactions contemplated thereby, and (y) not to exceed $10,000 for each representation date on which the Company is required to provide a certificate under Section 7(l) of the Sales Agreement. We have paid an engagement fee of $50,000 to Chaince upon the signing of the engagement letter agreement by and between us and Chaince, dated May 18, 2026.

Because there are no minimum sale requirements, the actual total public offering price, commissions, and net proceeds, if any, are not determinable at this time. The actual dollar amount and number of shares we sell, if any, will depend on market conditions and our capital needs.

In connection with any sales under this prospectus supplement, Chaince is required to comply with applicable provisions of the Securities Act and the Exchange Act, including Regulation M. Accordingly, during any distribution under this prospectus supplement, Chaince will not bid for or purchase, or attempt to induce any person to bid for or purchase, our Class A Ordinary Shares, or engage in any transactions that are intended to stabilize or maintain the market price of our Class A Ordinary Shares, except as permitted by Regulation M. Chaince may engage in passive market-making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, to the extent permitted by that rule.

This offering will terminate upon the earlier of (i) the sale of all Class A Ordinary Shares subject to the Sales Agreement or (ii) the termination of the Sales Agreement in accordance with its terms. We may terminate the Sales Agreement in our sole discretion at any time upon five (5) days’ prior written notice to Chaince. Chaince may terminate the Sales Agreement in its sole discretion under the circumstances specified therein upon five (5) days’ prior written notice to us.

The Sales Agreement has been or will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K filed with the SEC in connection with this offering.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ZJK.”

Our transfer agent is VStock Transfer, LLC.

We have also agreed to provide customary indemnification and contribution, and Chaince will be deemed to be an “underwriter” within the meaning of the Securities Act in connection with these sales.

No action has been or will be taken in any jurisdiction outside the United States that would permit a public offering of the securities or the distribution of this prospectus supplement or the accompanying prospectus. Persons outside the United States who come into possession of this document must inform themselves about, and observe, any restrictions relating to the offering and the distribution of this document.

In the ordinary course of business, Chaince and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities and other financial instruments (including derivatives and bank loans) for their own accounts and for the accounts of their customers, which may involve our securities. Chaince and its affiliates may also provide from time to time investment banking, commercial banking, financial advisory, or other services to us or our affiliates, for which they may receive customary fees.

In addition to the Sales Agreement, on December 15, 2025, prior to the Company’s engagement of Chaince as the sales agent for this at-the-market offering, we entered into a Business Consulting Agreement with Chaince (the “Business Consulting Agreement”), pursuant to which Chaince agreed to provide us with advisory services relating to capital markets financing. The Business Consulting Agreement has a term of five years commencing on December 15, 2025. As consideration for the services to be provided under the Business Consulting Agreement, the Company agreed to issue to Chaince 500,000 Class A Ordinary Shares (the “Consideration Shares”) in each service year. We issued 500,000 Consideration Shares for the first service year. Thereafter, following the end of each service year, we will evaluate Chaince’s performance in good faith, and if Chaince has fully performed the services in all material respects, we will issue 500,000 Consideration Shares at the beginning of the subsequent service year as consideration for services to be provided during such year. The Consideration Shares will be subject to a twelve-month lock-up period from the date of issuance. The Consideration Shares that are issued and issuable under the Business Consulting Agreement constitute compensation solely for the consulting services described therein and are not compensation for Chaince’s services as sales agent in this offering, which are separately compensated under the Sales Agreement.

Because Chaince is acting as our sales agent in this at-the-market offering and also provides strategic advisory and consulting services to us under the Business Consulting Agreement, investors should be aware that Chaince has multiple commercial relationships with the Company. The sales agent commission and Per Share Fee payable under the Sales Agreement represent Chaince’s sole compensation for services rendered as sales agent in connection with this offering.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Global Law Office. Lucosky Brookman LLP is acting as counsel for the Sales Agent in connection with this offering.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2024 and 2025, and for each of the two years in the period ended December 31, 2025, incorporated by reference into this prospectus from the 2025 Annual Report, have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in its report. The consolidated financial statements of PSM-ZJK Fasteners (Shenzhen) Co., Ltd. as of December 31, 2024 and 2025, and for each of the two years in the period ended December 31, 2025, incorporated by reference into this prospectus supplement from the 2025 Annual Report, have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in its report. Such financial statements have been so included in reliance upon the report of such firm given upon their its as experts in auditing and accounting. The office of HTL International, LLC is located at 12 Greenway Plaza Suite 1100 Houston, TX 77046.

The consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2023, incorporated by reference into this prospectus supplement from the 2025 Annual Report, have been audited by TPS Thayer, LLC, an independent registered public accounting firm, as stated in its report. The financial statements of PSM-ZJK Fasteners (Shenzhen) Co., Ltd as of and for the year ended December 31, 2023, incorporated by reference into this prospectus supplement from the 2025 Annual Report, have been audited by TPS Thayer, LLC, an independent registered public accounting firm, as stated in its report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of TPS Thayer, LLC is located at 1600 Hwy. 6, Suite 100, Sugar Land, TX 77478.

Incorporation of Documents BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on April 29, 2026;

2.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on September 26, 2024, as updated by the description of securities contained in the exhibit 2.3 to the 2025 Annual Report filed with the SEC on April 29, 2026;

3.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 29, 2026, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

ZJK Industrial Co., Ltd.

No.8, Jingqiang Road, 138 Industrial Zone,

Xiuxin Community, Kengzi Town,

Pingshan New Area, Shenzhen

People’s Republic of China, 518122

+86-0755-28341175

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and the Company’s website at CHSN.cn. The information contained on our website is not a part of this prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

$300,000,000 of

Class A Ordinary Shares

Warrants

Rights

and

Units

ZJK Industrial Co., Ltd.

This is an offering of the securities of ZJK Industrial Co., Ltd., a Cayman Islands holding company. We may, from time to time, in one or more offerings, offer and sell up to $300,000,000 of our Class A ordinary shares of par value $0.000016666667 each (the “Class A Ordinary Shares”), warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, warrants, rights, and units.

In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A Ordinary Shares held by them. We will not receive any proceeds from the sale of our Class A Ordinary Shares by selling shareholders.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, please see “Plan of Distribution” in this prospectus.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “ZJK.” On March 20, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq was $2.21 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of March 20, 2026, was approximately $33,477,215, which was calculated based on 15,148,061 Class A Ordinary Shares held by non-affiliates and the price of $2.21 per share, which was the closing price of our Class A Ordinary Shares on the Nasdaq Capital Market on March 20, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 13 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement.

We and selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

ZJK Industrial Co., Ltd., which we refer to as “Zhongjinke,” “the Company,” or “Cayman Islands holding company,” is a Cayman Islands exempted company with limited liability that operates as a holding company with no material operations of its own, and conducts substantially all of its operations through Shenzhen Zhongjinke Hardware Products Co., Ltd, which we refer to as “Zhongjinke Shenzhen”, Zhongke Precision Components (Guangdong) Co., Ltd, which we refer to as “Zhongke Components”, and ZJK Vietnam Precision Components Company Limited, which we refer to as “Precision Vietnam”. Zhongjinke Shenzhen holds 100% of the shares of ZJK Precision Parts HK Limited, which we refer to as “Precision HK”, 100% of the shares of Zhongke Components, 51% of the shares of Nanjing Zhongjinke Hardware Products Co., Ltd., which we refer to as “Zhongjinke Nanjing,” and 49% of PSM-ZJK Fasteners (Shenzhen) Co., Ltd, which we refer to as “PSM-ZJK”. We will refer to Zhongjinke Shenzhen, Zhongke Components and Zhongjinke Nanjing collectively as “PRC Operating Subsidiaries,” and PRC Operating Subsidiaries and PSM-ZJK collectively as “PRC Operating Entities.” Precision HK holds 100% of the shares of Precision Vietnam. We will refer to PRC Operating Subsidiaries and Precision Vietnam collectively as “Operating Subsidiaries”; PRC Operating Entities and Precision Vietnam collectively as “Operating Entities”. The securities offered in this prospectus are shares of Zhongjinke, our Cayman Islands holding company, instead of securities of our Operating Entities. Investors in our securitis should be aware that they may never directly hold equity interests in our Operating Subsidiaries or Operating Entities.

We indirectly hold equity interests in our PRC Entities, Zhongjinke Shenzhen, Zhongke Components, Zhongjinke Nanjing and PSM-ZJK, through our BVI subsidiary, ZJK Enterprises Group (BVI) Company Limited, which we refer to as “Zhongjinke BVI” or “BVI subsidiary.” Zhongjinke BVI holds 100% of the shares of our Hong Kong subsidiary, ZJK Industrial Group HongKong Limited, which we refer to as “Zhongjinke HK” or “Hong Kong subsidiary.” Zhongjinke HK holds 100% of Zhongke Chuangwei (Shenzhen) International Holdings Limited and Galaxy Exploration Investment Holding Limited, which we refer to as “Zhongjinke WFOE” and “Galaxy Exploration,” respectively. Zhongjinke WFOE and Galaxy Exploration holds 99.225% and 0.775% of the shares of Zhongjinke Shenzhen, respectively. We refer to Zhongjinke WFOE and the PRC Operating Subsidiaries collectively as “PRC Subsidiaries,” and Zhongjinke WFOE and the PRC Operating Entities collectively as “PRC Entities.”

Our PRC Entities were organized in the PRC and governed by the PRC laws. We do not have a variable interest entity (“VIE”) structure.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and supporting guidance (collectively, the “Filing Rules on Overseas Listings”), which came into effect on March 31, 2023. The Filing Rules on Overseas Listings, among other things, stipulate that, after making relevant applications with overseas stock markets for initial public offerings or listings, all China-based companies shall file with the CSRC within three working days. Where a China-based company submits its application for initial public offering and listing overseas by secret or non-public means, it may submit explanations at the time of filing with the CSRC, apply to postpone the disclosure of the information, and shall report to the CSRC within three working days after the applications for offering and listing are submitted public overseas. After completing overseas offerings and listings, China-based companies shall report to the CSRC in accordance with the guidance. China-based companies applying for overseas offerings and listings after March 31, 2023 shall file with the CSRC within three working days after submitting the application for listing overseas. Furthermore, on February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection Bureau and the National Archives Administration issued the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies” (the “Archives Rules”), which also came into effect on March 31, 2023. As is consistent with the Filing Rules on Overseas Listings, the Archives Rules expand their application to cover indirect overseas offering and listing, stipulating that a domestic company which plans to publicly disclose any documents and materials containing state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. According to the Filing Rules on Overseas Listings, we are required to file with the CSRC and obtain its approval to be listed on Nasdaq Capital Market. On October 7, 2023, we submitted a filing with the CSRC in connection with this offering, which was within three working days after submitting the filing application for listing overseas, and the CSRC published the notification on our completion of the required filing procedures on January 22, 2024. In addition, we are required to report the offering and listing status to the CSRC within 15 business days from our completion of this offering. If we fail to complete this offering within 12 months from the issuance date of the filing notification, and the offering is still under progress, we are required to update the filing materials and documents with the CSRC, which may take us additional time to comply with the filing requirements. We have reported the offering and listing status to the CSRC within 15 business days from our completion of this offering on September 30, 2024. We may also be required to file with the CSRC within 3 working days after any of our future issuance of securities on Nasdaq Capital Market including follow-on offerings, issuance of convertible bonds, depositary receipts, or other securities with equity characteristics. If we fail to comply with the filing procedures stipulated in the Filing Rules on Overseas Listings after our future follow on offerings, the CSRC may order us to rectify the violation, issue a warning, and impose a fine ranging from RMB1 million to RMB10 million.

This is an offering of securities of the offshore Cayman Islands holding company, Zhongjinke, which indirectly holds equity interest in our Operating Entities. Investors in the securities are not purchasing, and may never directly hold, securities of our Operating Entities that have substantive business operations. Investing in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

Neither Zhongjinke nor any of its subsidiaries has cash management policies which dictate the purpose, amount and procedure of cash transfers between the entities. Each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities. As a holding company, we may rely on transfer of funds, dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements.

As of the date of this prospectus, there have been no cash flow transactions between the Company and its subsidiaries. In the future, cash proceeds from overseas financing activities, including this offering, will be transferred by Zhongjinke to its subsidiaries via capital contribution or shareholder loans, as the case may be.

Cash proceeds raised from overseas financing activities, including the cash proceeds from this offering, will be transferred by us to Zhongjinke BVI, and then transferred to Zhongjinke HK, and then transferred to Zhongjinke WFOE and/or Galaxy Exploration, and then transferred to Zhongjinke Shenzhen, which will then be transferred to Zhongke Components, Zhongjinke Nanjing, and PSM-ZJK, as capital contribution and/or shareholder loans as the case may be. Any transfer of funds by us to our PRC Entities, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration or filing with relevant governmental authorities in China. Any foreign loans procured by our PRC Entities is required to be registered with the State Administration of Foreign Exchange in China (the “SAFE”) in its local branches and satisfy relevant requirements, and our PRC Entities may not procure loans which exceed the difference between its respective total project investment amount and registered capital or two times (which may be varied year by year due to the change of PRC’s national macro-control policy) of the net worth of our PRC Entities. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC Entities are subject to the registration with State Administration for Market Regulation (“SAMR”) in its local branches, report submission to the Ministry of Commerce of China (the “MOFCOM”) in its local branches and registration with a local bank authorized by SAFE. Please see “Item 3. Key Information – D. Risk Factors – Risks Related to Doing Business in China — We must remit the offering proceeds to our PRC Operating Entities before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner” in the 2024 Annual Report. We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

As of the date of this prospectus, PSM-ZJK has made dividends or distributions of US$2,319,218 to Zhongjinke Shenzhen in 2024 and US$1,863,561 in 2023. We intend to keep any future earnings to re-invest in and finance the expansion of the business of our PRC Subsidiaries, and we do not anticipate that any cash dividends will be paid in the foreseeable future to the U.S. investors immediately following the consummation of this offering. Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of profits of the company or its share premium account or a combination of both, provided that in no circumstances may a dividend be paid if, following the date on which the dividend is proposed to be paid, the company would be unable to pay its debts as they fall due in the ordinary course of business.

In order for us to pay dividends to our shareholders, as a holding company, unless we receive proceeds from future offerings, we will be dependent on receipt of funds from our BVI subsidiary, which will be dependent on receipt of dividends from our Hong Kong subsidiary, which will be dependent on receipt of payments from Zhongjinke WFOE and Galaxy Exploration, which will be dependent on receipt of payments from the PRC Operating Entities. PRC regulations currently permit the payment of dividends only out of accumulated profits, as determined in accordance with accounting standards and PRC regulations. To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong, except as otherwise approved by competent PRC government authorities to be used to make overseas investment or lend to overseas affiliates, due to the compliance requirement by PRC governments which may limit our ability to transfer funds abroad, pay dividends or make distribution. The PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. Furthermore, if our PRC Entities incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments and our cash and financing requirement may not be fully satisfied.

In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by companies in mainland China to enterprises outside of mainland China unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the enterprises outside of mainland China are tax resident. Based on our understanding of the Hong Kong laws and regulations, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. Based on our understanding of the BVI laws and regulations, as of the date of this prospectus, there is no restriction on the transfer of capital within, into and out of BVI.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm, HTL International, LLC (“HTL”), is headquartered at 12 Greenway Plaza Suite 1100 Houston, TX 77046, and is subject to inspection by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB announced that it secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the 2021 Determination Report to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. For details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The newly enacted “HFCAA” and “AHFCAA” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the PCAOB to inspect the auditing firm, our Ordinary Shares may be subject to delisting” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

We are a Cayman Islands exempted company and conduct substantially all of our operations in China through our Operating Entities, and all of the assets of our Operating Entities are located in China. In addition, all of our other directors and officers are nationals or residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce the U.S. courts judgments obtained in U.S. courts including judgments based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Business and Industry — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us in China, Hong Kong or other foreign jurisdictions, and the ability of U.S. authorities to bring actions in foreign jurisdictions may also be limited” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because our chairman and chief executive officer, Mr. Ning Ding, beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

We are both an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. securities laws and are eligible for reduced public company reporting requirements. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares— We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” and “Item 3. Key Information—D. Risk Factors—Risks Related to Our Ordinary Shares—We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 23, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“AHFCAA” refers to the Accelerating Holding Foreign Companies Accountable Act;

●	“CAC” refers to the Cyberspace Administration of China;

●	“China” or the “PRC” refers to the People’s Republic of China; “mainland China” refers to mainland of the People’s Republic of China, excluding the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of ZJK Industrial Co., Ltd., par value $0.000016666667 per share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of ZJK Industrial Co., Ltd., par value $0.000016666667 per share;

●	“CSRC” refers to the China Securities Regulatory Commission;

●	Depending on the context, “we,” “us,” “our company,” “our” and “Zhongjinke” refers to ZJK Industrial Co., Ltd., a Cayman Islands exempted company incorporated with limited liability, and its subsidiaries, including ZJK Enterprises Group (BVI) Company Limited, ZJK Industrial Group HongKong Limited, Zhongke Chuangwei (Shenzhen) International Holdings Limited, Galaxy Exploration Investment Holding Limited, Shenzhen Zhongjinke Hardware Products Co., Ltd, Zhongke Precision Components (Guangdong) Co., Ltd., Nanjing Zhongjinke Hardware Products Co., Ltd., and PSM-ZJK Fasteners (Shenzhen) Co., Ltd., unless the context otherwise indicates;

●	“Galaxy Exploration” refers to Galaxy Exploration Investment Holding Limited, a company incorporated in the British Virgin Islands and wholly-owned by Zhongjinke HK;

●	“HFCA Act” refers to the Holding Foreign Companies Accountable Act;

●	“M&A Rules” refers to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors of China;

●	“MOFCOM” refers to the Ministry of Commerce of China;

●	“Negative List” refers to the Special Administrative Measures for the Access of Foreign Investment (Negative List);

●	“NDRC” refers to the National Development and Reform Commission of China;

●	“NPC” refers to the National People’s Congress of China;

●	“Ordinary Shares” refers to our Class A Ordinary Shares and Class B Ordinary Shares;

●	“Precision HK” refers to ZJK Precision Parts HK Limited, a company incorporated in Hong Kong and wholly-owned by Zhongjinke Shenzhen;

●	“Precision Vietnam” refers to ZJK Vietnam Precision Components Company Limited, a company incorporated in Vietnam and wholly-owned by Precision HK;

●	“PSM-ZJK” refers to PSM-ZJK Fasteners (Shenzhen) Co., Ltd.;

●	“RMB,” “Renminbi” or “yuan” refers to the legal currency of China;

●	“SAFE” refers to State Administration of Foreign Exchange in China;

●	“SAFE Circular 19” refers to the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises;

●	“SAFE Circular 37” refers to the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles;

●	“SAIC” refers to State Administration for Industry and Commerce in China and currently known as State Administration for Market Regulation;

●	“SAT” refers to PRC State Taxation Administration;

●	“SAMR” refers to the former State of Administration of Industry and Commerce of China, which has been merged into the State Administration for Market Regulation;

●	“SCNPC” refers to the Standing Committee of the National People’s Congress of China;

●	“shares”, “Shares” or “Ordinary Shares” refers to Class A Ordinary Shares and Class B Ordinary Shares.

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“Zhongjinke BVI” refers to ZJK Enterprises Group (BVI) Company Limited, a company incorporated in the British Virgin Islands and wholly-owned by Zhongjinke;

●	“Zhongke Components” refers to Zhongke Precision Components (Guangdong) Co., Ltd., a company incorporated in the PRC and wholly-owned by Zhongjinke Shenzhen;

●	“Zhongjinke HK” refers to ZJK Industrial Group HongKong Limited, a company incorporated in Hong Kong and wholly-owned by Zhongjinke BVI;

●	“Zhongjinke Nanjing” refers to Nanjing Zhongjinke Hardware Products Co., Ltd., a company incorporated in the PRC and 51% of the shares owned by Zhongjinke Shenzhen;

●	“Zhongjinke WFOE” refers to Zhongke Chuangwei (Shenzhen) International Holdings Limited, a company incorporated in the PRC and wholly-owned by Zhongjinke HK; and

●	“Zhongjinke Shenzhen” refers to Shenzhen Zhongjinke Hardware Products Co., Ltd, a company incorporated in the PRC, and 99.225% of the shares owned by Zhongjinke WFOE and 0.775% of the shares owned by Galaxy Exploration.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Prospectus Summary

Our Corporate Structure

ZJK Industrial Co., Ltd., (“Zhongjinke,” the “Company”) is a holding company incorporated in the Cayman Islands as an exempted company with limited liability on May 11, 2022. We have no material operations of our own, and conducts substantially all of our operations through Shenzhen Zhongjinke Hardware Products Co., Ltd., which we refer to as “Zhongjinke Shenzhen,” Zhongke Precision Components (Guangdong) Co., Ltd. and our other subsidiaries. We, through operating through the consolidated subsidiaries in the People’s Republic of China (the “PRC” or “China”), are a high-tech enterprise specialized in manufacturing and sale of precision fasteners, structural parts and other precision metal parts products applied in intelligent electronic equipment and new energy vehicles. With about twelve-year involvement in precision metal parts manufacturing industry, we have a professional team, a series of highly automated and precise manufacturing equipment, stable and strong customer group, and complete quality management systems. We mainly offer: (i) standard screws; (ii) precision screws and nuts; (iii) high-strength bolts and nuts; (iv) turning and Computer Numerical Control machining parts; (v) Surface Mounting Technology for miniature parts packaging; (vi) technology service for research and development from professional engineering team. Our headquarter is located in Shenzhen, China.

In October 2024, we completed our initial public offering and listed our ordinary shares on the Nasdaq Capital Market under the symbol “ZJK.” We raised approximately US$6.91 million in gross proceeds from the issuance of new shares from the initial public offering (“IPO”) and partial exercise of over-allotment option prior to deducting underwriting discounts, commissions and expenses.

At an extraordinary general meeting held on March 6, 2026, the shareholders of the Company approved the introduction of two classes of ordinary shares, designated as Class A and Class B. The Company’s Class A Ordinary Shares began trading on the Nasdaq Capital Market at the open of business on March 17, 2026, continuing under the ticker symbol “ZJK.” As a result of share capital reorganization, the Company’s authorized share capital now consists of US$50,000 divided into 2,991,000,000 Class A Ordinary Shares and 9,000,000 Class B Ordinary Shares, each with a par value of US$0.000016666667. The rights attached to the new share classes are materially identical to those previous ordinary shares save that: (i) holders of Class B Ordinary Shares are entitled to thirty (30) votes per share on all matters decided by poll at any general meeting, and (ii) Class B Ordinary Shares are convertible into Class A Ordinary Shares at the option of the holder thereof on a one-for-one basis.

Our principal executive offices are located at No.8, Jingqiang Road, 138 Industrial Zone, Xiuxin Community, Kengzi Town, Pingshan New Area, Shenzhen, PRC. Our telephone number at this address is +86-0755-28341175. Our agent for service of process in the United States is Cogency Global Inc, located at 122 E 42nd St., 18th Floor, New York, NY 10168.

The following diagram illustrates our corporate structure, including our principal subsidiaries, consolidated affiliated entities and subsidiaries of consolidated affiliated entities as of the date of this prospectus.

Corporate Information

Our principal executive offices are located at No.8, Jingqiang Road, 138 Industrial Zone, Xiuxin Community, Kengzi Town, Pingshan New Area, Shenzhen, PRC. Our telephone number at this address is +86-0755-28341175. Our agent for service of process in the United States is Cogency Global Inc, located at 122 E 42nd St., 18th Floor, New York, NY 10168.

Business Overview

Operating through our consolidated subsidiaries in the PRC, we are a high-tech enterprise specialized in manufacturing and sale of precision fasteners, structural parts and other precision metal parts products for new energy vehicles and intelligent electronic equipment, such as mobile phones, smart watches, drones, and 5G communication base stations.

Our involvement in the precision metal parts manufacturing industry started since the establishment of Shenzhen Zhongjinke Hardware Products Co., Ltd in 2011. Our manufacturing technology and experience have been growing steadily in the past 14 years, and we have a professional team consisting of 403 employees as of April 15, 2025. We produced approximately 4.40 billion and 5.7 billion precision metal parts for the fiscal years ended December 31, 2023 and 2024, respectively. We have obtained 57 patents from China National Intellectual Property Administration as of April 15, 2025. With a series of precise and highly-automated processing equipment and high-precision testing instruments, including automatic high-speed cold heading machine, high-speed rolling machine, metal turning lathe, computer numerical-control lathe, high-speed precise punching machine and optical screening machine, we have control over processing quality, accuracy and yield rate. We have adopted ISO 9001:2015 quality management system, ISO 14001:2015 environmental management system, IATF 16949:2016 automobile quality management system and ISO 45001:2018 occupational health management system accredited by the International Organization for Standardization.

Due to our technology, product quality and ability to develop new products, we became a supplier for some well-known enterprises and their original equipment manufacturers (“OEMs”) in industries of consumer electronics, new energy vehicles and other fields. To customize the products to the needs of the customers, we connect with our customers from the very beginning, including the research and development (“R&D”) process, and cooperate with customers to design the overall product plans. In recent years, the Company has continuously paid efforts to expand our R&D team and increase our R&D expenses, to improve our technology used in the manufacturing process and product design.

We use a direct sales model and the sales department is responsible for customer contact, product sales, after-sales services and customer maintenance. We have both China-based and overseas sales teams in North America, and we expanded our business in North America through entering into sales representative contracts with 7 sales representative teams who will sell and promote our products in North America. In addition, the Company has established a factory in Vietnam in April 2024. We use a direct sales model and the sales department is responsible for customer contact, product sales, after-sales services and customer maintenance. We have both China-based and overseas sales teams in North America, and we expanded our business in North America through entering into sales representative contracts with 7 sales representative teams who will sell and promote our products in North America. In addition, the Company has established a factory in Vietnam in 2023 and will expand sales channels in U.S. and plan to set up a factory in the U.S.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We operate in a competitive industry. If we are unable to compete successfully, we may lose market share to our competitors.

●	Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

●	We may incur material losses and costs as a result of product liability, recall and warranty claims brought against us.

●	If we fail to protect our intellectual property rights, it could harm our business and competitive position.

●	Failure to manage our growth could strain our management, operational and other resources, which could materially and adversely affect our business and prospects.

Risks Related to Doing Business in China

Our PRC Operating Entities are based in mainland China and the majority of our operations are conducted in China by our PRC Operating Entities, so we face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	PRC laws and regulations governing our current business operations may be revised from time to time with respect to the PRC legal system, such revision or changes in laws and regulations in China could have a material adverse effect on us.

●	Changes in China’s economic, political or social conditions or government policies, which could occur quickly, could have a material adverse effect on our business and operations.

●	The transfer of funds, dividends and other distributions between us and our entities is subject to restriction.

●	To the extent any funds or assets in the business is in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong.

●	We must remit the offering proceeds to our PRC Operating Entities before they may be used to benefit our business in China, the process of which may be time-consuming, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions against us in China, Hong Kong or other foreign jurisdictions, and the ability of U.S. authorities to bring actions in foreign jurisdictions may also be limited.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC Operating Entities to liability or penalties, limit our ability to inject capital into our PRC Entities, limit our PRC Entities’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

Risks Related to Doing Business in Vietnam

Precision Vietnam is based in Vietnam, so we face risks and uncertainties related to doing business in Vietnam in general, including, but not limited to, the following:

●	The economy in Vietnam may be subject to periods of high inflation which could materially and adversely affect our business, financial operation and results of operations and growth prospects.

●	Changes in the economic, political and legal environment of Vietnam, and Vietnam’s less developed legal system, may adversely affect our business, financial condition and results of operations.

Risks Related to Our Class A Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties related to our Class A Ordinary Shares, including, but not limited to, the following:

●	Our dual class structure may be dilutive to the voting power of Class A Ordinary Shareholders.

●	Concentration of voting power allows certain shareholders to exert significant control and prevent actions favored by other shareholders.

●	The market price for the Class A Ordinary Shares may be volatile. The trading prices of the Class A Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control.

●	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Permissions Required from PRC Authorities

The PRC government initiated a series of regulatory actions and statements to regulate activities in the overseas securities listing in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure. On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which have come into effect on March 31, 2023. The Overseas Listing Trial Measures will regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Overseas Listing Trial Measures, domestic companies that seek to offer or list securities overseas, whether directly or indirectly, should fulfill the filing procedures and report relevant information to the CSRC within three working days after submitting listing applications and subsequent amendments. Domestic companies may also be required to file with the CSRC within 3 working days after any of our future issuance of securities on Nasdaq Capital Market including follow-on offerings, issuance of convertible bonds, depositary receipts, or other securities with equity characteristics. On February 24, 2023, CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises, or the Provisions on Confidentiality and Archives Administration, which came into effect on March 31, 2023. The Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. For details, see “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

Additionally, the PRC regulatory requirements regarding cybersecurity are evolving, including adopting new measures to extend the scope of cybersecurity reviews. As confirmed by our PRC counsel, we will not be subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” after the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”) became effective on February 15, 2022, considering that (i) we currently do not have personal information of more than one million people and do not anticipate that we will be collecting over one million people’s personal information in the foreseeable future, (ii) we have not been identified as a “critical information infrastructure operator” by any government authorities, and (iii) we have not received any notification of cybersecurity review from relevant governmental authorities due to our impact or potential impact on national security. For more detailed information, see “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — In light of recent events indicating greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, we may be subject to a variety of PRC laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material adverse effect on our business, our listing on the Nasdaq Capital Market, financial condition, results of operations, and future offerings” in the 2024 Annual Report, which is incorporated by reference into this prospectus.

The Holding Foreign Companies Accountable Act

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found it was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong. Our independent registered public accounting firm, HTL International, LLC (“HTL”), is headquartered at 12 Greenway Plaza Suite 1100 Houston, TX 77046, and is subject to inspection by the PCAOB on a regular basis and as such, it is not affected by or subject to the PCAOB’s Determination Report. On August 26, 2022, the SEC issued a statement announcing that the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in China and Hong Kong. On December 15, 2022, the PCAOB announced that it secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the 2021 Determination Report to the contrary. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. For details, see “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — The newly enacted “HFCAA” and “AHFCAA” both call for additional and more stringent criteria to be applied to restrictive market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering and if our auditors fail to permit the PCAOB to inspect the auditing firm, our Ordinary Shares may be subject to delisting” in the 2024 Annual Report, which is incorporated by reference into this prospectus

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

In addition, we are not a Chinese operating company but a Cayman Islands holding company. We have no material operations of our own and conduct substantially all of the operations through the operating entities in China. Investors are purchasing equity interests in the Cayman Islands holding company, and not in the PRC operating entities. Investors may never hold equity interests in the PRC operating entities. We hold 100% equity interests in the operating entities in China, and we do not use a VIE structure. Our operating structure involves unique risks to investors. The Chinese regulatory authorities could disallow our operating structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, and could cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

Our dual class structure may be dilutive to the voting power of Class A Ordinary Shareholders.

On March 6, 2026, at the extraordinary general meeting, to implement a dual class structure, our shareholders approved a special resolution to amend and restate the Company’s then-effective Memorandum and Articles of Association to reflect the revised authorized share structure of the Company and the terms of the Class A ordinary shares and Class B ordinary shares.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote by way of poll, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 30 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

The dual class structure of our ordinary shares has the effect of concentrating voting control with holders of Class B Ordinary Shares. Our Class B Ordinary Shares have stronger voting power than our Class A Ordinary Shares and certain existing shareholders have substantial influence over our Company and their interests may not be aligned with the interests of our other shareholders.

Concentration of voting power allows certain shareholders to exert significant control and prevent actions favored by other shareholders.

As of the date of this prospectus, our Chief Executive Officer, Director, and Chairman of the Board of Directors, Ning Ding, beneficially owns 58.48% our issued and outstanding Class A Ordinary Shares and 66.67% of our issued and outstanding Class B Ordinary Shares; our Chief Financial Officer and Director, Kai Huang beneficially owns 14.14% our issued and outstanding Class A Ordinary Shares and 20.00% of our issued and outstanding Class B Ordinary Shares. As a result, Ning Ding and Kai Huang beneficially own approximately 65.27% and 19.00%, respectively, of the aggregate voting power of our issued and outstanding shares As a result, these shareholders will have significant influence over all matters that require approval by our shareholders, including the appointment and removal of directors and approval of certain significant corporate transactions. Corporate action might be taken even if other shareholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our Company that other shareholders may view as beneficial.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may, from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $300,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital is $50,000 divided into 2,991,000,000 Class A ordinary shares of par value $0.000016666667 each and 9,000,000 Class B ordinary shares of par value $0.000016666667 each.

The following are summaries of material provisions of the amended and restated memorandum and articles of association that shareholders have been asked to approve as part of the Recapitalization (the “Memorandum and Articles”) and the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”), insofar as they relate to the material terms of our Ordinary Shares. The summaries do not purport to be complete and are qualified in their entirety by reference to the Memorandum and Articles, which are filed as an exhibit to this registration statement.

We were incorporated as an exempted company with limited liability under the Cayman Companies Act on May 11, 2022. Our affairs are governed by our Memorandum and Articles, the Cayman Companies Act and the common laws of Cayman Islands.

A Cayman Islands exempted company:

●	is a company the objects of which are to be carried out mainly outside the Cayman Islands or pursuant to a licence to carry on business in the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands, unless that exempted company holds a licence to carry on business in the Islands under any applicable law;

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company (unless it holds a licence to carry on business in the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

General

Our authorized share capital is $50,000 divided into 2,991,000,000 Class A ordinary shares of par value $0.000016666667 each and 9,000,000 Class B ordinary shares of par value $0.000016666667 each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote by way of poll, each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to 30 votes per one Class B Ordinary Share. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with our articles of association:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

The holder of an Ordinary Share shall (in respect of such Ordinary Share) have the right to receive notice of, attend at and vote as a shareholder at any general meeting of the Company.

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairperson of such meeting, by at least two shareholders having the right to vote on the resolutions or any one shareholder, present in person or by proxy, who, individually or collectively, hold at least ten per cent of the voting rights of all those who have a right to vote on the resolution.

Each holder of Class A Ordinary Shares shall, on a poll, be entitled to one vote for each Class A Ordinary Share he or she holds and each holder of Class B Ordinary Shares shall, on a poll, be entitled to exercise 30 votes for each Class B Ordinary Share he or she holds on any and all matters. On a show of hands, every shareholder shall have one vote.

Shareholders may vote in person or by proxy.

Conversion Rights

Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis. Class A Ordinary Shares are not convertible.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Cayman Companies Act, we may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may, by special resolution, reduce our share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the amended and restated articles of association.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by our articles of association) and, within 14 days of the date on which the notice is deemed to be given under the amended and restated articles of association, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our Company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited or surrendered share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition. The forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited or surrendered shall cease to be a shareholder in respect of the forfeited or surrendered shares, but shall, notwithstanding such forfeiture or surrender, remain liable to pay to us all monies which at the date of forfeiture or surrender were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment at the rate of which interest was payable on those monies before forfeiture; or if no interest was so payable, at the rate of 10% per annum, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary of the Company and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors have established a share premium account in accordance with the Cayman Companies Act, with the credit of such account from time to time equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Conversion rights

Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such Shares, into one fully paid and non-assessable Class A Ordinary Share.

The directors shall at all times reserve and keep available out of the Company’s authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holders of such Class B Ordinary Shares, the directors will take such action as may be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of Shares as shall be sufficient for such purposes.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase. The shareholder and the Company will procure that any and all necessary corporate actions are taken to effect such conversion.

Transfer of Shares

Subject to certain exceptions in our Articles, and provided that such transfer complies with applicable rules of the SEC, Nasdaq and federal and state securities laws of the United States, a shareholder may transfer shares in the Company to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the shares are fully paid, by or on behalf of that shareholder; and

(b)	where the shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A Ordinary Share or Class B Ordinary Share until the name of the transferee is entered into the register of members of the Company.

The Directors may in their absolute discretion decline to register any transfer of shares at their discretion. If the shares in question were issued in conjunction with rights, options or warrants on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant.

If our directors refuse to register a transfer, they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares purchased by investors in the public offering. Once the Class A Ordinary Shares have been listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in our register of members will remain with DTC/Cede & Co. All market transactions with respect to those Class A Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The Directors may suspend registration of the transfer of Ordinary Shares at such times and for such periods, not exceeding 45 days in any calendar year, as they determine.

Inspection of Books and Records

Shareholders of Cayman Islands exempted companies have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (other than copies of our memorandum and articles of association, register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. Pursuant to our articles of association, shareholders will not have any right to inspect any account or book or document of the Company except as conferred by Companies Act or as authorized by our directors or by ordinary resolution of our shareholders.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least seven clear days’ notice of any general meeting shall be given to shareholders entitled to attend and vote at such meeting. Among other things, the notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors, and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than a majority of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven clear days or more, notice of the adjourned meeting shall be given in accordance with our amended and restated articles of association.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and, on the question of adjournment, shall be taken immediately, and on any other question shall be taken either immediately or at an adjourned meeting at such time and place as directed by the chairman, but not being more than thirty clear days after the poll was demanded. The demand for a poll shall not prevent the meeting from continuing to transact any business other than the question on which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under our articles of association, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the Company by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director appointed shall hold office until such time as they resign, are removed from office by ordinary resolution or otherwise ceases to be eligible to be a director of the Company or have their office terminated in accordance with our articles of association.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our amended and restated memorandum or articles of association. To the extent allowed by the Cayman Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may appoint any person, whether nominated directly or indirectly by the directors, to be an attorney or authorized signatory of the Company and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles. The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

Save as expressly permitted by our articles of association, a director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company. If, notwithstanding this general prohibition, a director discloses to their fellow directors the nature and extent of any material interest or duty, they may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; or

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested. In particular, the director may be a director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

If a director has made disclosure in accordance with our articles of association, then they shall not, by reason only of their office, be accountable to the Company for any benefit that he derives from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest. The director shall be counted towards a quorum of those present at the meeting. If the director votes on the resolution, their vote shall be counted.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, our shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Cayman Companies Act, we must keep a register of members which contains the following:

(a)	the names and addresses of the members of the Company;

(b)	a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);
(ii)	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;
(iii)	confirms the number and category of shares held by each member; and
(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

(c)	the date on which the name of any person was entered on the register as a member; and

(d)	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters directed or authorized to be inserted therein by the Cayman Companies Act (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Exempted Company

We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company the objects of which are to be carried out mainly outside the Cayman Islands or pursuant to a licence to carry on business in the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands, unless that exempted company holds a licence to carry on business in the Islands under any applicable law;

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company (unless it holds a licence to carry on business in the Cayman Islands);

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company, except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, among other things, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders if a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement. Any such arrangement must be approved by (a) a majority in number of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made and who must, in addition, represent seventy-five percent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose and (b) seventy-five percent in value of the shareholders of each class of shareholders, as the case may be, with whom the arrangement is to be made that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose, as applicable. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the court’s directions and the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

●	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

●	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, wilful default or fraud.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we plan to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the amended and restated articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our amended and restated articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, any of our directors may be removed by ordinary resolution of our shareholders.

Subject to the provisions of our articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable provisions. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law, our directors owe fiduciary duties to our Company to act in the best interests of the company and exercise their powers for a proper purpose when considering and approving such transactions.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law and our amended and restated articles of association, the company may be wound up by a special resolution of our shareholders, or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Memorandum and Articles may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our Memorandum and Articles, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase Class A Ordinary Shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying Class A Ordinary Shares with which the warrants are issued and the number of warrants issued with each underlying Class A Ordinary Share;

●	if applicable, the date on and after which the warrants and the related underlying Class A Ordinary Shares will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares will not have any rights of holders of Class A Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of Class A Ordinary Shares at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A Ordinary Shares. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of Class A Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of Class A Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A Ordinary Shares, warrants and rights (each as described above). We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus, is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement, and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

SELLING SHAREHOLDERS

Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A Ordinary Shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A Ordinary Shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Ordinary Shares in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell Class A Ordinary Shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A Ordinary Shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

EXPENSES

We will incur a SEC registration fee of $41,430, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and other listing and qualifications fees in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Global Law Office. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of December 31, 2024, and for the year ended December 31, 2024, incorporated by reference into this prospectus from the 2024 Annual Report, have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of HTL International, LLC was located at 12 Greenway Plaza Suite 1100 Houston, TX 77046.

The consolidated financial statements as of December 31, 2022 and 2023, and for each of the two years in the period ended December 31, 2023, incorporated by reference into this prospectus from the 2024 Annual Report, have been audited by TPS Thayer, LLC, an independent registered public accounting firm, as stated in their report. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of TPS Thayer, LLC is located at 1600 Hwy. 6, Suite 100, Sugar Land, TX 77478.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 28, 2025;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on March 18, 2026, March 6, 2026, January 6, 2026, December 22, 2025, November 25, 2025, October 20, 2025, September 22, 2025, September 22, 2025, August 27, 2025, August 21, 2025, August 4, 2025, May 21, 2025, May 19, 2025, and April 29, 2025;

3.	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on September 26, 2024, the description of securities contained in exhibit 2.3 to the 2024 Annual Report filed with the SEC on April 28, 2025, and any amendment or report filed for the purpose of updating such description;

4.	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

5.	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on April 28, 2025, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ZJK Industrial Co., Ltd.

No.8, Jingqiang Road, 138 Industrial Zone,

Xiuxin Community, Kengzi Town,

Pingshan New Area, Shenzhen

People’s Republic of China, 518122

+86-0755-28341175

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in China, and a substantial amount of our assets are located in China. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel with respect to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of the United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

Ogier (Cayman) LLP has further advised us that, in those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments, the courts of the Cayman Islands may recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without a retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the amount for which the judgment was issued, provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes, a fine, or a penalty, inconsistent with a Cayman Islands judgment on the same matter, impeachable on the grounds of fraud, or obtained in a manner or of a kind that would be contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Our PRC legal counsel, Global Law Office, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our PRC legal counsel, Global Law Office, has advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Up to $9,800,000 Class A Ordinary Shares

ZJK Industrial Co., Ltd.

Prospectus Supplement

August 3, 2026